Investments
Productivity
 Improvement
Real Growth, Mix
 and Price >
 Material Cost
 Increase
2007
 HI
Shown In Millions
Comp & Benefits
2006
 HI
$304
FX and
 Other
$338
Components of First Half Growth
($20)
($9)
($2)
$32
$33
➢ Cost savings on target with expectation.

➢ Real growth, mix and price above cost also on track.